UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 11, 2009

INDUSTRIAL SERVICES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

            On February 18, 2009, and effective February 11, 2009, ISA entered into a lease agreement with Venture Metals, LLC, leasing from Venture Metals all of the fixed assets of Venture Metals, located at 3409 Camp Ground Road, Louisville, Kentucky.  ISA has agreed to pay rent in the amount of $15,000 per month commencing March 1, 2009, with a pro rata amount to be paid for the period from February 11, 2009 through February 28, 2009.  The term of the lease ends of February 28, 2011 and is automatically renewable for a period of 12 months unless terminated 30 days prior to the scheduled expiration date by ISA.  ISA assumes the risk of loss related to the fixed assets and is indemnifying Venture Metals related to the manufacture, sale, purchase and use of the fixed assets except for the gross negligence or willful misconduct of Venture Metals.  ISA is responsible for all taxes and insurance on the fixed assets.

            Venture Metals has represented that certain fixed assets are subject to prior leases with third party equipment lessors and may be subject to liens under financing provided to Venture Metals.  Venture Metals has agreed to remain primarily liable for these obligations and shall not incur any additional financing on the fixed assets or permit any future liens or encumbrances to be placed on the fixed assets.  The lease has no force and effect with respect to any fixed asset that is subject to a prior lease or lien for financing if the existence of the lease is a default under any document evidencing such prior lease or financing.

            Events of default include the failure of the lessee to pay rent, the failure to perform or breach any of the covenants for a period of 30 days after notice from Venture Metals, the removal, sale or subletting of any fixed asset without the consent of Venture Metals, the creation, incurrence or suffering to exist of any mortgage, lien or other encumbrance upon the fixed assets by ISA, except for any lien or encumbrance created as a result of ISA's prior financing with and granting of a security interest to Branch Banking and Trust Company, the bankruptcy or insolvency of ISA, or any material misrepresentation or warranty made by ISA under the lease.  As a consequence of any such default, Venture Metals may declare the entire amount of rent due and payable for the lease term, take immediate possession of the fixed assets, sell or lease any of the fixed assets, demand payment of all reasonable costs or upon notice to ISA, terminate the lease.

            ISA may sublease the fixed assets to an affiliate without the consent of Venture Metals.  ISA, as long as no event of default under the lease has occurred and is continuing, has the option at any time and upon 5 days prior written notice to Venture Metals to purchase all, but not less than all, of the fixed assets for approximately $1,498,885, less all rent paid through the date ISA notifies Venture Metals of ISA's election to exercise the purchase option.  In addition, ISA has the right upon the 5 days' prior written notice to terminate the lease without further rent obligation owed from ISA to Venture Metals.

            In the event ISA acquires the fixed assets through the purchase option, Venture Metals must satisfy any outstanding obligations Venture Metals has with respect to the fixed assets.

            The fixed assets include equipment such as cranes, loaders, scales, forklifts, computers, including computer software, furniture, and certain leasehold improvements to the property at 3409 Camp Ground Road, Louisville, Kentucky.

Item 2.01  Completion of Acquisition or Disposition of Assets.

            ISA has leased all of the fixed assets of Venture Metals, LLC, pursuant to a lease as more particularly described in Item 1.01 above.

            In connection with an inventory purchase agreement, dated January 13, 2009, between ISA and Venture Metals, ISA verified the amount of and on February 11, 2009, paid for the remaining inventory of stainless steel and high temperature alloys sold by Venture Metals to ISA, thus concluding the sale of all of the applicable inventory assets to ISA.

            On February 11, 2009, ISA executed a promissory note, loan agreement and related security documents with Branch Banking and Trust Company in the amount of $12,000,000 for the purpose of financing ISA's acquisition of inventory and fixed assets from Venture Metals, and real estate at 3409 Camp Ground Road, Louisville, Kentucky, from Luca Investments, LLC, an affiliate of Venture Metals.  The maturity date of this note is February 11, 2010.  Interest is payable monthly commencing March 11, 2009, and the note shall bear interest at the adjusted LIBOR rate of one month LIBOR plus 2.25% per annum with a floor of 4%.  As of February 11, 2009, the applicable interest rate was 4% since the calculated rate was 2.67%.  All ISA's assets (except rental fleet equipment) secure this note.  As a result of this note and related loan documents, ISA and BB&T undertook amendments to existing security agreements related to a $10,000,000 borrowing line from BB&T, dated December 22, 2006, a BB&T Bankcard Corporation Commercial Card Application and BB&T Bankcard Corporation Commercial Card Plan Agreement, executed December 9, 2003 and December 8, 2003, and a $6,000,000 equipment loan to purchase the ISA shredder system and complimentary facility improvements, dated May 7, 2008, so as to provide that the security for each of the above loans also secures the $12,000,000 loan of February 11, 2009.

            This $12,000,000 loan provides for advances of up to 80% of ISA's eligible accounts receivable, 80% of eligible real estate, 35% of eligible raw materials inventory, and up to 100% of ISA's net book value of eligible equipment less any outstanding indebtedness on the equipment.  This $12,000,000 loan contains restrictive, affirmative, negative and financial covenants.  Events of default include failure to promptly pay principal or interest on the note, proof of a false or misleading representation or warranty in any loan document, default on the performance by ISA of any other obligation or indebtedness when due or in connection with money borrowed, breach of any covenant, condition or agreement made under any of the loan documents, bankruptcy of ISA, final judgment for payment of money remaining undischarged for 30 days after judgment against ISA which is not otherwise covered by insurance, BB&T in good faith deeming itself unsafe or insecure, or the failure of any lien or security interest granted to BB&T by ISA to have the priority agreed to by BB&T on the date granted or otherwise becomes unperfected or invalid for any reason.  Remedies include the declaration by BB&T of the balances of the ISA notes to be immediately due and payable, the pledge of additional collateral, the taking of the collateral as security for the note, or the exercise of any other remedies under the Kentucky Uniform Commercial Code.

            Since ISA has entered into this $12,000,000 loan partially to reimburse itself for the acquisition of the inventory from Venture Metals under the inventory purchase agreement, and its proceeds are available for payment upon exercise of the option to purchase the fixed assets of Venture Metals and also to purchase real estate in the event ISA elects to purchase such real estate, then this $12,000,000 facility becomes a source of payment for the purchase of those various assets.

Item 8.01.  Other Events

            On February 11, 2009, ISA executed a note, loan agreement and accompanying security documents in favor of Branch Banking and Trust Company with respect to a $12,000,000 loan to ISA for the purpose of financing ISA's acquisition of inventory and equipment from Venture Metals and real estate at 3409 Camp Ground Road, Louisville, Kentucky, from Luca Investments, LLC, which we further describe in Item 2.01 above.

            In May 2006, All American Recycling, known as AAR, and its owners, R.D. Burton and Donna Burton filed a lawsuit in Jefferson County, Kentucky Circuit Court against us and K & R Resources LLC (All American Recycling, Inc. and R.D. Burton and Donna Burton v. Industrial Services of America, Inc., et al, Jefferson Circuit Court, Case No. 06-C-04701), as further described in the Form 10-Q for the period ended September 30, 2008.  On January 14, 2009, a Jefferson County, Kentucky Circuit Court jury awarded AAR approximately $990,000 primarily for a breach by ISA of the agreement that required ISA to provide referrals to AAR.  ISA reserved for the loss in an approximate amount of $990,000 in its financial statements for the year ended December 31, 2008.  On February 2, 2009, the parties to the lawsuit entered into a settlement agreement that resulted in the dismissal of the case with prejudice on February 17, 2009 and provided for, among other items, the payment of the jury award on February 9, 2009, by the defendants to the plaintiffs.  In addition, AAR agreed to vacate by March 31, 2009 the premises at Grade Lane, Louisville, Kentucky, that AAR subleased from ISA.  AAR also agreed to be subject to a non-competition and non-solicitation term beginning February 2, 2009, for one year, wherein AAR has agreed not to engage in competition with, or solicit business or employees from, ISA during that period and within a distance of 2.5 miles of the ISA Grade Lane facilities.

            After AAR leaves the Grade Lane facilities, ISA intends to relocate the stainless steel inventory operations of Venture Metals from the Camp Ground Road location to the vacated premises on Grade Lane.  ISA then intends to renovate the Camp Ground Road facilities to become a full-service yard for the purpose of providing ferrous, non-ferrous and stainless material for the Grade Lane operations.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibit	Description of Exhibit
	10.1	Lease Agreement by and between Venture Metals, LLC and the Registrant, effective February 11, 2009
	10.2	Loan Agreement between the Registrant and Branch Banking and Trust Company, dated February 11, 2009
	10.3	Promissory Note from the Registrant in favor of Branch Banking and Trust Company, dated February 11, 2009
	10.4	Modification of Loan Agreement by and between Branch Banking and Trust Company and the Registrant, effective February 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: February 18, 2009	By:	/s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer